SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 27, 2011
Date of report (Date of earliest event reported)

Rotate Black, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-14039	75-3225181
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

932 Spring Street, Suite 201
PETOSKEY, MI 49770
(Address of Principal Executive Offices) (Zip Code)

231/347-0777
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Appointment of Certain Officers.

Rotate Black, Inc. recently hired Jeff Bacigalupi, 41, to serve as its Chief Financial Officer. Mr. Bacigalupi brings over a decade of capital markets experience including buy and sell-side investment banking transactions in the hospitality, logistics and manufacturing industries. Mr. Bacigalupi most recently served as Managing Director, Investment Banking at Leonard Capital Markets from 2010 to 2011. His capital markets experience includes serving as Senior Vice President, Institutional Sales at Capstone Investments from 2008 to 2010; Institutional Derivative and Equity Sales at Susquehanna International Group in Chicago from 2006 to 2007; and Vice President, Institutional Sales with Sanford C. Bernstein in New York from 2000 to 2006. Mr. Bacigalupi also has transaction experience from his time employed as Senior Associate with Deloitte & Touche’s Corporate Finance Group. Mr. Bacigalupi earned his MBA from the Ross School of Business at the University of Michigan in 2000 and BA in Political Economy from James Madison College at Michigan State University in 1993.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rotate Black, Inc. (Registrant)

Date: October 27, 2011	By:	/s/ JOHN C. PAULSEN
Name: John C. Paulsen
Title: Chief Executive Officer